Exhibit 21
Subsidiaries of Bottling Group, LLC
As of December 31, 2005

Name of Subsidiary	Jurisdiction
Avalon Lake, Sarl	Luxembourg
Bermuda Holdings, LLC	Delaware
Gray Bern Holdings, Inc.	Delaware
Grayhawk Leasing, LLC	Delaware
Hillwood Bottling, LLC	Delaware
International Bottlers Management Co. LLC	Delaware
Luxembourg SCS Holdings, LLC	Delaware
New Bern Transport Corporation	Delaware
PBG Canada Finance, LLC	Delaware
PBG Canada Finance II, LLC	Delaware
PBG Canada Holdings, Inc.	Delaware
PBG Canada Holdings II, Inc.	Delaware
PBG Commerce, Sarl	Luxembourg
PBG International Holdings Partnership	Bermuda
PBG International Holdings Luxembourg Jayhawk Sarl	Luxembourg
PBG Midwest Sarl	Luxembourg
PBG Michigan, LLC	Delaware
PBG Mohegan Holdings Limited	Gibraltar
PBG Soda Can Holdings Sarl	Luxembourg
PBG Spirituosen Holdings, Sarl	Luxembourg
PBG Texas, L.P.	Delaware
Pepsi-Cola Commodities, Sarl	Luxembourg
Primrose, LLC	Delaware
Rockledge Holdings, LLC	Delaware
Valley Pond, Sarl	Luxembourg
PBG Canada Global Holdings ULC	Canada
The Pepsi Bottling Group (Canada), Co.	Canada
PBG Investment Partnership	Canada
PBG Investment (Luxembourg) Sarl	Luxembourg
Onbiso Inversiones, S.L.	Spain
Pepsi Bottling Group GmbH	Germany
Pepsi-Cola Bottling Beteiligungsges GmbH	Germany
Aspetuck Ireland Limited	Ireland
Tanglewood Finance, Sarl	Luxembourg
PepsiCo IVI S.A.	Greece

Name of Subsidiary	Jurisdiction
Dornfell	Ireland
PBG Northern Atlantic Limited	Ireland
PBG Cyprus holdings Limited	Cyprus
Pepsi-Cola Bottling Finance B.V.	The Netherlands
Pepsi Bottling Group Global Finance Sarl	Luxembourg
Pepsi-Cola Bottling Global B.V.	The Netherlands
Pepsi Bottling Group (St. Petersburg) LLC (GB Russia)	Russia
PepsiCo Holdings OOO (Russia)	Russia
Pepsi-Cola Soft Drink Factory of Sochi	Russia
Pepsi International Bottlers (Ekaterinburg) LLC	Russia
Pepsi International Bottlers (Samara) LLC	Russia
Abechuko Inversiones, S.L.	Spain
Alikate Inversiones, S.L.	Spain
Catalana de Bebidas Carbonicas, S.A.	Spain
Canguro Rojo Inversiones, S.L.	Spain
Centro-Mediterreanea de Bebidas Carbonicas PepsiCo S.C.m.p.a.	Spain
Centro-Levantina de Bebidas Carbonicas PepsiCo S.L.	Spain
Celestecasa Inversiones, S.L.	Spain
Compania de Bebidas PepsiCo, S.A.	Spain
KAS, S.L.	Spain
Mountain Dew Inversiones, S.L.	Spain
Enfolg Inversiones, S.L.	Spain
Gatika Inversiones, S.L.	Spain
Greip Inversiones, S.L.	Spain
PBG Holding de Espana ETVE, S.A.	Spain
Jatabe Inversiones, S.L.	Spain
Jugodesalud Inversiones, S.L.	Spain
Lorencito Inversiones, S.L.	Spain
Manurga Inversiones, S.L.	Spain
Migliori Inversiones, S.L.	Spain
Nadamas Inversiones, S.L.	Spain
PBG Financiera y Promocion de Empresas, S.L.	Spain
PBG Commercial SECOR, S.L.	Spain
PepsiCo Ventas Andalucia, S.A.	Spain
Stepplan Inversiones, S.L.	Spain

Name of Subsidiary	Jurisdiction
Beimiguel Inversiones, S.L.	Spain
Aquafina Inversiones, S.L.	Spain
Wesellsoda Inversiones, S.L.	Spain
Rasines Inversiones, S.L.	Spain
Rebujito Inversiones, S.L.	Spain
Ronkas Inversiones, S.L.	Spain
Pet-Iberia, S.L.	Spain
Retana Inversiones SPE, S.L.	Spain
Spirituosen, S.A.	Spain
Constar Ambalaj Sanyi Ve Ticaret A.S.	Turkey
Fruko Mesrubat Sanayii, A.S.	Turkey
Mekta Ticaret, A.S.	Turkey
PepsiCo Middle East Investments	The Netherlands
Pepsi-Cola Servis Dagitim, A.S.	Turkey
The Pepsi Bottling Group Mexico SRL	Mexico
Gemex Holdings LLC	Delaware
Embotelledores Internacionales de Mexico S.R.L	Mexico
Duingrass Holdings, B.V.	The Netherlands
Embotelladores Del Valle de Anahuac, S.R.L.	Mexico
Embotelladores Mexicanos de Pepsi Cola S.R.L.	Mexico
Embotelladora de Refrescos Mexicanos S.R.L.	Mexico
Envasadora Del Centro, S.R.L.	Mexico
Embotelladora Moderna, S.R.L	Mexico
Embotelladora La Isleta, S.R.L.	Mexico
Embotelladores Del Bajio, S.R.L.	Mexico
Fivemex, S.R.L.	Mexico
Nueva Santa Cecilia, S.R.L.	Mexico
Servicios Administativos Suma, S.R.L.	Mexico
Bienes Raices Metropolitanos, S.R.L.	Mexico

Name of Subsidiary	Jurisdiction
Fomentadora Urbana Metropolitana, S.R.L.	Mexico
Equipos Para Embotelladoras Y Cervecerias, S.R.L.	Mexico
Industria de Refrescos, S.R.L.	Mexico
Bedidas Purificadas Del Sureste S.R.L.	Mexico
Marketing para Embotelladoras, S.R.L.	Mexico
Procesos Plasticos S.R.L.	Mexico
Inmobiliaria La Bufa, S.R.L.	Mexico
Central de La Industria Escorpion S.R.L.	Mexico
Fomentadora Urbana del Surestes, S.R.L.	Mexico
Embotelladora Metropolitana, S.R.L.	Mexico
Embotelladora Potosi, S.R.L.	Mexico
Electropura, S.R.L.	Mexico
Inmobiliaria Operativa S.R.L.	Mexico
Embotelladora Garci-Crespo, S.R.L.	Mexico
Marketing para Embotelladoras SRL	Mexico
Commercializador Vitalite S de RL De CV	Mexico
PBG Hispanao Mexicana SRL	Mexico
Distribuidora Garci-Crespo, S.R.L.	Mexico
Inmobiliaria La Cantera, S.R.L.	Mexico
Granja Buen Agua, S.R.L.	Mexico
Bebidas Purificadas Del Noreste, S.R.L.	Mexico
Tenedora Del Noreste, S.R.L.	Mexico
Grupo Embotellador Noreste, S.R.L.	Mexico
Industria de Refrescos Del Noreste, S.R.L.	Mexico